BY-LAWS

OF

T. ROWE PRICE NEW AMERICA GROWTH FUND

(July 19, 1985)

As Amended:

February 8, 2005

ARTICLE 1

Agreement and Declaration of Trust and Principal Office

1.1Agreement and Declaration of Trust. These By-Laws shall be subject to the Master Trust Agreement, as from time to time in effect (the "Master Trust Agreement"), of T. Rowe Price New America Growth Fund, the Massachusetts business trust established by the Master Trust Agreement (the "Trust").

1.2Principal Office of the Trust. The principal office of the Trust shall be located in Baltimore, Maryland.

ARTICLE 2

Meetings of Trustees

2.1Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

2.2Special Meetings. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chairman of the Trustees, the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer of the Trustees calling the meeting.

2.3Notice. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

2.4Quorum. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

2.5Participation by Telephone. One or more of the Trustees or of any committee of the Trustees may participate in a meeting thereof by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

2.6Special Action. When all the Trustees shall be present at any meeting, however called, or whatever held, or shall assent to the holding of the meeting without notice, or after the meeting shall sign a written assent thereto on the record of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.

2.7Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Trustees or any committee thereof may be taken without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each member of the Board or committee and is filed in paper or electronic form with the minutes of the proceedings of the Board or committee.

(Section 2.7 Action by Consent, as amended February 8, 2005)

ARTICLE 3

Officers

3.1Enumeration; Qualification. The officers of the Trust shall be a Chairman of the Trustees, a President, a Treasurer, a Secretary and such other officers, including Vice Presidents, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time in their discretion may appoint. The Chairman of the Trustees shall be a Trustee and may but need not be a shareholder; and any other officer may be but none need be a Trustee or shareholder. Any two or more offices may be held by the same person.

3.2Election. The Chairman of the Trustees, the President, the Treasurer and the Secretary shall be elected annually by the Trustees. Other officers, if any, may be elected or appointed by the Trustees at any time. Vacancies in any office may be filled at any time.

3.3Tenure. The Chairman of the Trustees, the President, the Treasurer and the Secretary shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

3.4Powers. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Master Trust Agreement set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

3.5Chairman; President. Unless the Trustees otherwise provide, the Chairman of the Trustees, or, if there is none, or in the absence of the Chairman, the President shall preside at all meetings of the shareholders and of the Trustees. The Chairman of the Board shall be the chief executive officer of the Trust and, subject to the Trustees, shall have general supervision over the business and policies of the Trust.

(Section 3.5 Chairman; President, as amended October 16, 2002)

3.6Treasurer. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Master Trust Agreement and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

3.7Secretary. The Secretary shall record all proceedings of the shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the shareholders or Trustees, an assistant secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

3.8Resignations and Removals. Any Trustee or officer may resign at any time by written instrument signed by him or her and delivered to the Chairman, the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer elected by them with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no Trustee or officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal.

ARTICLE 4

Committees

4.1General. The Trustees, by vote of a majority of the Trustees then in office, may elect from their number an Executive Committee or other committees and may delegate thereto some or all of their powers except those which by law, by the Master Trust Agreement, or by these By-Laws may not be delegated. Except as the Trustees may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Trustees or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Trustees themselves. All members of such committees shall hold such offices at the pleasure of the Trustees. The Trustees may abolish any such committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its action to the Trustees. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

ARTICLE 5

Reports

5.1General. The Trustees and officers shall render reports at the time and in the manner required by the Master Trust Agreement or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

ARTICLE 6

Seal.

6.1General. The seal of the Trust shall consist of a flat-faced die with the word "Massachusetts," together with the name of the Trust and the year of its organization cut or engraved thereon, but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

ARTICLE 7

Execution of Papers

7.1General. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, any Vice President, or by the Treasurer and need not bear the seal of the Trust.

ARTICLE 8

Issuance of Share Certificates

8.1Share Certificates. In lieu of issuing certificates for shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

The Trustees may at any time authorize the issuance of share certificates. In that event, each shareholder shall be entitled to a certificate stating the number of shares owned by him, in such form as shall be prescribed from time to time by the Trustees. Such certificates shall be signed by the President or a Vice President and by the Treasurer or Assistant Treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

8.2Loss of Certificates. In case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees shall prescribe.

8.3Issuance of New Certificate to Pledgee. A pledgee of shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be liable as a shareholder, and entitled to vote thereon.

8.4Discontinuance of Issuance of Certificates. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.

ARTICLE 9

Custody of Securities and Cash

9.1Employment of a Custodian. The Trust shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities, and similar investments owned by the Corporation. The Custodian shall be a bank having an aggregate capital, surplus, and undivided profits of not less than $10,000,000. Subject to such rules, regulations, and orders as the Securities and Exchange Commission may adopt as necessary or appropriate for the protection of investors, the Trust's Custodian may deposit all or a part of the securities owned by the Corporation in a sub-custodian or sub-custodians situated within or without the United States. The Custodian shall be appointed and its remuneration fixed by the Board of Trustees. [ Investment Company Act, Section 17(f) ]

9.2Central Certificate Service. Subject to such rules, regulations, and orders as the Securities and Exchange Commission may adopt as necessary or appropriate for the protection of investors, the Trust's Custodian may deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities. [ Investment Company Act, Section 17(f) ]

9.3Cash Assets. The cash proceeds from the sale of securities and similar investments and other cash assets of the Trust shall be kept in the custody of a bank or banks appointed pursuant to Section 9.1 hereof, or in accordance with such rules and regulations or orders as the Securities and Exchange Commission may from time to time prescribe for the protection of investors, except that the Trust may maintain a checking account or accounts in a bank or banks, each having an aggregate capital, surplus, and undivided profits of not less than $10,000,000, provided that the balance of such account or the aggregate balances of such accounts shall at no time exceed the amount of the fidelity bond, maintained pursuant to the requirements of the Investment Company Act and rules and regulations thereunder, covering the officers or employees authorized to draw on such account or accounts. [ Investment Company Act, Section 17(f) ]

9.4Free Cash Accounts. The Corporation may, upon resolution of its Board of Trustees, maintain a petty cash account free of the foregoing requirements of this Article 9 in an amount not to exceed $500, provided that such account is operated under the imprest system and is maintained subject to adequate controls approved by the Board of Trustees over disbursements and reimbursements including, but not limited to, fidelity bond coverage for persons having access to such funds. [ Investment Company Act, Rule 17f-3 ]

9.5Action Upon Termination of Custodian Agreement Upon resignation of a custodian of the Trust or inability of a custodian to continue to serve, the Board of Trustees shall promptly appoint a successor custodian, but in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the Board of Trustees shall call as promptly as possible a special meeting of the shareholders to determine whether the Trust shall function without a custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares of stock of the Trust, the custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.

ARTICLE 10

Dealings with Trustees and Officers

Any Trustee, officer or other agent of the Trust may acquire, own and dispose of shares of the Trust to the same extent as if he were not a trustee, officer or agent; and the Trustees may accept subscriptions to shares or repurchase shares from any firm or company in which he is interested.

ARTICLE 11

Shareholders

11.1Meetings. A meeting of the shareholders of the Trust shall be held whenever called by the Trustees and whenever election of a Trustee or Trustees by shareholders is required by the provisions of Section 16(a) of the Investment Company Act of 1940 for that purpose. The Trustees shall promptly call and give notice of a meeting of shareholders for the purpose of voting upon removal of any Trustee of the Trust when requested to do so in writing by shareholders holding not less than 10% of the shares then outstanding. Meetings of shareholders for any other purpose shall also be called by the Trustees when requested in writing by shareholders holding at least 10% of the shares then outstanding, or if the Trustees shall fail to call or give notice of any meeting of shareholders for a period of 30 days after such application, then shareholders holding at least 10% of the shares then outstanding may call and give notice of such meeting. Notices of any meeting of the shareholders shall be given by delivering or mailing, postage prepaid, to each shareholder entitled to vote at said meeting, a written or printed notification of such meeting, at least 15 days before the meeting, to such address as may be registered with the Trust by the shareholder.

11.2Record Dates. For the purpose of determining the shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, which shall not be more than 60 days before the date of any meeting of shareholders or the date for the payment of any dividend or of any other distribution, as the record date for determining the shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any such purposes close the register or transfer books for all or any part of such period.

ARTICLE 12

Amendments to the By-Laws

12.1General. These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.

ARTICLE 13

Declaration of Trust

The Master Trust Agreement establishing T. Rowe Price New America Growth Fund dated July 19, 1985, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that the name T. Rowe Price New America Growth Fund refers to the Trustees under the Master Trust Agreement collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of T. Rowe Price New America Growth Fund shall be held to any personal liability, nor shall resort be had to their private property, for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of T. Rowe Price New America Growth Fund, but the Trust Estate only shall be liable.

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